Exhibit 2.4

ASSIGNMENT AND ASSUMPTION
and
AMENDMENT AND RESTATEMENT
of
WARRANT AGREEMENT

COHEN CIRCLE ACQUISITION CORP. I,
KYIVSTAR GROUP LTD.
and
CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated August 14, 2025

This ASSIGNMENT AND ASSUMPTION AND AMENDMENT AND RESTATEMENT OF WARRANT AGREEMENT (this “Agreement”), dated August 14, 2025 (the “Effective Date”), is made and entered into by and among Cohen Circle Acquisition Corp. I, a Cayman Islands exempted company (the “Company”), Kyivstar Group Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda with registration number 202504557 (“Kyivstar”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement dated October 10, 2024 (the “Original Warrant Agreement”);

WHEREAS, the Company previously entered into those certain Placement Unit Subscription Agreements with each of (i) Cohen Circle Sponsor I, LLC, a Delaware limited liability company (“Sponsor”), and (ii) Cantor Fitzgerald & Co. (“Cantor”), the underwriter in the Offering (as defined below), each dated October 10, 2024, pursuant to which (x) Sponsor purchased 445,000 Units (as defined below) and (y) Cantor purchased 270,000 Units, for an aggregate purchase price of $7,150,000 (“Placement Units”), each Unit consisting of one Ordinary Share (as defined below) (“Placement Shares”) and one-third of one warrant to purchase one Placement Share of the Company (the “Placement Warrants”), and, in connection therewith, the Company issued and delivered 238,333 Placement Warrants bearing the legend set forth in Exhibit B hereto;

WHEREAS, in order to finance the Company’s transaction costs in connection with an intended initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses (a “Business Combination”), Sponsor, any of its affiliates or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as the Company may require, of which up to $2,000,000 of such loans may be convertible into Units at a price of $10.00 per Unit, each Unit consisting of one Ordinary Share and one-third of one warrant to purchase one Ordinary Share (the “Loan Warrants”);

WHEREAS, on October 15, 2024, the Company consummated its initial public offering (the “Offering”) of 23,000,000 units of the Company’s equity securities, each such unit comprised of one Ordinary Share and one-third of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, the Company issued and delivered up to 7,666,667 redeemable warrants to public investors in the Offering (the “Public Warrants” and, together with the Placement Warrants, the “Company Warrants”). Each whole Company Warrant entitles the holder thereof to purchase one Class A ordinary share of the Company, par value $0.01 per share (“Ordinary Shares”), for $11.50 per share, subject to adjustment as described herein. Only whole Company Warrants are exercisable. A holder of the Public Warrants will not be able to exercise any fraction of a Company Warrant;

WHEREAS, on March 18, 2025, the Company, Kyivstar and the other parties signatory thereto entered into that certain Business Combination Agreement dated March 18, 2025 (the “Business Combination Agreement”) by and among (1) VEON Amsterdam B.V., a private company with limited liability incorporated under Dutch law, (2) VEON Holdings B.V., a private company with limited liability incorporated under Dutch law, (3) Kyivstar, (4) Varna Merger Sub Corp., an exempted company incorporated with limited liability in the Cayman Islands (“Merger Sub”), and (5) the Company, pursuant to which, upon the terms and subject to the conditions of the Business Combination Agreement, Merger Sub is on the Effective Date merging with and into the Company (the “Merger”) with the Company continuing as the surviving company after the Merger, as a result of which, the Company will become a direct, wholly-owned subsidiary of Kyivstar;

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, Sponsor and Cantor have agreed to irrevocably surrender for cancellation and forfeit to the Company, effective immediately prior to the Merger Effective Time and conditioned upon the Closing (as such terms are defined in the Business Combination Agreement), each of their respective Placement Warrants (leaving only the Public Warrants outstanding immediately prior to the Merger);

WHEREAS, upon consummation of the Merger, (i) each issued and outstanding Ordinary Share will be exchanged for one common share of Kyivstar, par value $0.01 per share (“Common Shares”), and (ii) and as a result of the Merger and in accordance with the terms and conditions herein, the Public Warrants will become exercisable for a number of Common Shares equal to the number of the Ordinary Shares for which such warrants were exercisable immediately prior to the Merger, as further set forth in Section 4.5 of the Original Warrant Agreement (such Public Warrants as so adjusted and amended, the “Warrants”);

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Company desires to assign to Kyivstar, and Kyivstar desires to accept and assume, all of the Company’s rights, interests and obligations under the Original Warrant Agreement;

WHEREAS, upon the consummation of the Business Combination and the assignment of this Agreement by the Company to Kyivstar, Kyivstar desires (a) the Warrant Agent to act on behalf of Kyivstar, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants, and (b) to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of Kyivstar, the Warrant Agent, and the holders of the Warrants;

WHEREAS, Section 9.8 of the Original Warrant Agreement provides that the Original Warrant Agreement may be amended by the Company and the Warrant Agent without the consent of any Registered Holder (as defined therein) for the purpose of, among other things, adding or changing any provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the rights of the Registered Holders under this Agreement in any material respect;

WHEREAS, the Company and the Warrant Agent desire to amend and restate the Original Warrant Agreement in its entirety as contemplated hereunder to reflect the changes to the Company Warrants effected by the Business Combination, and have independently determined that the amendments to the Original Warrant Agreement contemplated hereby do not adversely affect the rights of the Registered Holders under this Agreement in any material respect; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of Kyivstar and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of Kyivstar, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Assignment and Assumption; Appointment of Warrant Agent.

1.1. Assignment and Assumption. The Company hereby assigns and transfers to Kyivstar, and Kyivstar hereby accepts and assumes, all of the Company’s right, title and interest in and to, and all of the Company’s liabilities and obligations under, each of the Original Warrant Agreement (as amended hereby) and the Public Warrants (which shall become Warrants upon consummation of the Merger), in each case effective at the Merger Effective Time. The Warrant Agent, by execution and delivery hereof, hereby acknowledges such assignment and assumption.

1.2. Appointment of Warrant Agent. Kyivstar hereby confirms the appointment of the Warrant Agent to act as agent for Kyivstar for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1. Form of Warrant. Each Warrant shall initially be issued in registered form only.

2.2. Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a certificated Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3. Registration.

2.3.1. Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants in book-entry form, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by Kyivstar. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with The Depository Trust Company (the “Depositary”) (such institution, with respect to a Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the Public Warrants, Kyivstar may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each book-entry Warrant, and Kyivstar shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Warrants (“Definitive Warrant Certificates”) which shall be in the form annexed hereto as Exhibit A.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Executive Chairman, Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or other principal officer of Kyivstar. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant, Kyivstar and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby, for the purpose of any exercise thereof, and for all other purposes, and neither Kyivstar nor the Warrant Agent shall be affected by any notice to the contrary.

2.4. [Reserved].

2.5. Fractional Warrants. Kyivstar shall not issue fractional Warrants. If a holder of Warrants would be entitled to receive a fractional Warrant, Kyivstar shall round down to the nearest whole number the number of Warrants to be issued to such holder.

2.6. Loan Warrants. The Loan Warrants (if any) shall be identical to the Warrants, except that (i) the Loan Warrants may be exercised for cash or on a “cashless basis,” pursuant to subsection 3.3.1(c) hereof, (ii) the Loan Warrants and the Common Shares issuable upon exercise thereof may be subject to certain transfer restrictions contained in that certain Sponsor Agreement dated March 17, 2025, by and among the Company, Kyivstar, Sponsor, Cohen Circle Advisors I, LLC, a Delaware limited liability company, Cantor and VEON Amsterdam B.V., a private company with limited liability incorporated under Dutch law (as amended from time to time, the “Sponsor Agreement”), (iii) the Loan Warrants shall not be redeemable by Kyivstar pursuant to Section 6.1 hereof and (iv) the holders of the Loan Warrants (including the Common Shares issuable upon exercise of such Loan Warrants) may be entitled to certain registration rights. The Loan Warrants shall not become Warrants as a result of any transfer of such Loan Warrants, regardless of the transferee.

3. Terms and Exercise of Warrants.

3.1. Warrant Price. Each whole Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from Kyivstar one Common Share, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share (including in cash or by payment of Warrants pursuant to a “cashless exercise,” to the extent permitted hereunder) described in the prior sentence at which Common Shares may be purchased at the time a Warrant is exercised. Kyivstar in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days (as defined below), unless otherwise required by the Commission, any national securities exchange on which the Warrants are listed, or applicable law; provided that Kyivstar shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants. For purposes of this Agreement, a “Business Day” shall mean a day, other than a Saturday, Sunday, or federal holiday, on which banks in New York City and Hamilton, Bermuda are generally open for normal business.

3.2. Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the date on which the Business Combination is completed and terminating at 5:00 p.m., New York City time on the earlier of (i) five (5) years after the date on which the Business Combination is completed (ii) the liquidation of Kyivstar, or (iii) the Redemption Date (as defined in Section 6.2) (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement or a valid exemption therefrom being available. Except with respect to the right to receive the Redemption Price (as defined below) (other than with respect to a Loan Warrant) in the event of a redemption (as set forth in Section 6 hereof), each Warrant (other than a Loan Warrant in the event of a redemption) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. Kyivstar in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided that Kyivstar shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants, and, provided further that any such extension shall be identical in duration among all the Warrants.

3.3. Exercise of Warrants.

3.3.1. Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Warrant Agent at its corporate trust department (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Warrant represented by a book-entry, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase (“Election to Purchase”) any Common Shares pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) the payment in full of the Warrant Price for each whole Common Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Shares and the issuance of such Common Shares, as follows:

(a) in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent;

(b) in the event of a redemption pursuant to Section 6.1 hereof in which Kyivstar’s board of directors (the “Board”) has elected to require all holders of the Warrants to exercise such Warrants on a “cashless basis,” by surrendering the Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the difference between the Warrant Price and the “Redemption Fair Market Value,” as defined in this subsection 3.3.1(b), by (y) the Redemption Fair Market Value. Solely for purposes of this subsection 3.3.1(b) and Section 6.3, the “Redemption Fair Market Value” shall mean the volume-weighted average closing price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants pursuant to Section 6.2 hereof;

(c) with respect to any Loan Warrant, by surrendering the Loan Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Loan Warrants, multiplied by the excess of the “Loan Warrant Exercise Fair Market Value” (as defined in this subsection 3.3.1(c)) less the Warrant Price by (y) the Loan Warrant Exercise Fair Market Value. Solely for purposes of this subsection 3.3.1(c), the “Loan Warrant Exercise Fair Market Value” shall mean the average last reported sale price of the Common Shares for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which notice of exercise of the Loan Warrant is sent to the Warrant Agent; or

(d) as provided in Section 7.4 hereof.

3.3.2. Issuance of Common Shares on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), Kyivstar shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of whole Common Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it on the register of members of Kyivstar, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, Kyivstar shall not be obligated to deliver any Common Shares pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, or a valid exemption from registration is available. No Warrant shall be exercisable and Kyivstar shall not be obligated to issue Common Shares upon exercise of a Warrant unless the Common Shares issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants. For the avoidance of doubt, in no event will Kyivstar be required to net cash settle the Warrant exercise. Subject to Section 4.6 of this Agreement, a Registered Holder of Warrants may exercise its Warrants only for a whole number of Common Shares. Kyivstar may require holders of Warrants to only settle such Warrants on a “cashless basis” pursuant to Section 7.4. If, by reason of any exercise of Warrants on a “cashless basis,” the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Common Share, Kyivstar shall round down to the nearest whole number the number of Common Shares to be issued to such holder.

3.3.3. Valid Issuance. All Common Shares issued upon the proper exercise of a Warrant in conformity with this Agreement, the memorandum of association of Kyivstar and the Bye-Laws of Kyivstar shall be validly issued, fully paid and nonassessable.

3.3.4. Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Common Shares is issued and who is registered in the register of members of Kyivstar shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of members of Kyivstar or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5. Maximum Percentage. A holder of a Warrant may notify Kyivstar in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8%, as specified by such holder, or such other amount as a holder may specify (the “Maximum Percentage”), of the Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by such person and its affiliates shall include the number of Common Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of Kyivstar beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding Common Shares, the holder may rely on the number of outstanding Common Shares as reflected in (1) Kyivstar’s most recent Annual Report on Form 20-F, Current Report on Form 6-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by Kyivstar or (3) any other notice by Kyivstar or Continental Stock Transfer & Trust Company, as transfer agent (in such capacity, the “Transfer Agent”), setting forth the number of Common Shares outstanding. For any reason at any time, upon the written request of the holder of the Warrant, Kyivstar shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Common Shares then outstanding. In any case, the number of issued and outstanding Common Shares shall be determined after giving effect to the conversion or exercise of equity securities of Kyivstar by the holder and its affiliates since the date as of which such number of issued and outstanding Common Shares was reported. By written notice to Kyivstar, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to Kyivstar.

4. Adjustments.

4.1. Share Capitalizations.

4.1.1. Sub-Divisions. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of issued and outstanding Common Shares is increased by a capitalization of Common Shares, or by a sub-division of Common Shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Common Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding Common Shares. A rights offering made to all holders of Common Shares entitling holders to purchase Common Shares at a price less than the “Fair Market Value” (as defined below) shall be deemed a capitalization of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Common Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Common Share paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Common Shares during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights. No Common Shares shall be issued at less than their par value.

4.1.2. Extraordinary Dividends. If Kyivstar, at any time while the Warrants are outstanding and unexpired, pays to all of the holders of the Common Shares a dividend or make a distribution in cash, securities or other assets on account of such Common Shares (or other shares into which the Warrants are convertible), other than (a) as described in subsection 4.1.1 above, (b) Ordinary Cash Dividends (as defined below), or (c) to satisfy the redemption rights of the holders of the Common Shares in connection with a shareholder vote to amend Kyivstar’s Bye-Laws with respect to any provision relating to shareholders’ rights (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each Common Share in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed $0.50 per share (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Common Shares issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share.

4.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of issued and outstanding Common Shares is decreased by a consolidation, combination or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Common Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued and outstanding Common Shares.

4.3. Adjustments in Exercise Price. Whenever the number of Common Shares purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Common Shares so purchasable immediately thereafter.

4.4. [Reserved].

4.5. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the issued and outstanding Common Shares (other than a change under Section 4.1 or Section 4.2 hereof or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of Kyivstar with or into another entity or conversion of Kyivstar into another type of entity (other than a merger or consolidation in which Kyivstar is the continuing entity and that does not result in any reclassification or reorganization of the issued and outstanding Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Kyivstar as an entirety or substantially as an entirety, in connection with which Kyivstar is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Shares of Kyivstar immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Shares were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Shares in such merger or consolidation that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Shares under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) securities representing more than 50% of the aggregate voting power (including the power to vote on the appointment of directors) of the issued and outstanding equity securities of Kyivstar, and (for the avoidance of doubt) such tender offer results in an change of control of Kyivstar, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the kind and amount of shares, stock or other equity securities or property (including cash) to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided further that if less than 70% of the consideration receivable by the holders of the Common Shares in the applicable event is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by Kyivstar pursuant to a Current Report on Form 6-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means (i), for the Warrants, the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”), and (ii), for Loan Warrants, the value of a Loan Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for an uncapped American Call on Bloomberg, in each case, as calculated by an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Board, qualified to make such calculation. For purposes of calculating such amount, unless such accounting, appraisal, investment banking firm or consultant of nationally recognized standing definitively determines that other factors are more appropriate, (i) Section 6 of this Agreement shall be taken into account, (ii) the price of each Common Share shall be the volume weighted average price of the Common Shares during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (iii) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event unless the third party valuation firm definitively determines that a different volatility is more appropriate, (iv) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant and (v) the assumed dividends shall be zero. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Shares consists exclusively of cash, the amount of such cash per Common Share, and (ii) in all other cases, the volume weighted average price of the Common Shares during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Common Shares covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.5. The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event shall the Warrant Price be reduced to less than the par value per share issuable upon exercise of such Warrant.

4.6. Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, Kyivstar shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.5 or 4.9, Kyivstar shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7. No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, Kyivstar shall not issue fractional shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, Kyivstar shall, upon such exercise, round down to the nearest whole number the number of Common Shares to be issued to such holder.

4.8. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that Kyivstar may at any time in its sole discretion make any change in the form of Warrant that Kyivstar may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.9. Other Events. In case any event shall occur affecting Kyivstar as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, Kyivstar shall appoint a firm of independent registered public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. Kyivstar shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5. Transfer and Exchange of Warrants.

5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to Kyivstar from time to time upon request.

5.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or with respect to any Book-Entry Warrant, each Book-Entry Warrant may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depository, or to a nominee of a successor depository; provided further, however that in the event that a Warrant surrendered for transfer bears a restrictive legend (as in the case, initially, of the Loan Warrants), the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for Kyivstar stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3. Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant.

5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and Kyivstar, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of Kyivstar for such purpose.

5.6. [Reserved].

6. Redemption.

6.1. Redemption of Warrants. Not less than all of the outstanding Warrants may be redeemed for cash, at the option of Kyivstar, at any time during the Exercise Period, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.2 below, at a Redemption Price of $0.01 per Warrant, provided that (a) the Reference Value (as defined below) equals or exceeds $18.00 per share (subject to adjustment in compliance with Section 4 hereof) and (b) either (i) there is an effective registration statement covering the issuance of the Common Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.2 below), or (ii) Kyivstar has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1(b) hereof.

6.2. Date Fixed for, and Notice of, Redemption; Redemption Price; Reference Value. In the event that Kyivstar elects to redeem the Warrants pursuant to Section 6.1, Kyivstar shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by Kyivstar not less than thirty (30) days prior to the Redemption Date (the period lasting from such time until the Redemption Date, the “30-day Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice. As used in this Agreement, (a) “Redemption Price” shall mean the price per Warrant at which any Warrants are redeemed pursuant to Section 6.1 and (b) “Reference Value” shall mean the last reported sale price of the Common Shares for any twenty (20) trading days within the thirty (30) trading-day period ending on the third (3rd) trading day prior to the date on which notice of the redemption is given.

6.3. Exercise After Notice of Redemption. The Warrants may be exercised for cash (or, if Kyivstar has elected to require exercise on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement, on such “cashless basis”) at any time after notice of redemption shall have been given by Kyivstar pursuant to Section 6.2 hereof and prior to the Redemption Date. In the event that Kyivstar determines to require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1, the notice of redemption shall contain the information necessary to calculate the number of Common Shares to be received upon exercise of the Warrants, including the Redemption Fair Market Value (as such term is defined in subsection 3.3.1(b) hereof) in such case. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1. No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of Kyivstar, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of Kyivstar or any other matter.

7.2. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, Kyivstar and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of Kyivstar, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3. Reservation of Common Shares. Kyivstar shall at all times reserve and keep available a number of its authorized but unissued Common Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4. Registration of Common Shares; Cashless Exercise at Kyivstar’s Option.

7.4.1. Registration of the Common Shares. Kyivstar shall, as soon as practicable, but in no event later than twenty (20) Business Days after the closing of the Business Combination, use its commercially reasonable efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Common Shares issuable upon exercise of the Warrants, and to cause the same to become effective within sixty (60) Business Days following the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the sixtieth (60th) Business Day following the closing of the Business Combination, holders of the Warrants shall have the right, during the period beginning on the sixty-first (61st) Business Day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Commission, and during any other period when Kyivstar shall fail to have maintained an effective registration statement covering the issuance of the Common Shares issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) less the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume-weighted average price of the Common Shares as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Warrant, Kyivstar shall, upon request, provide the Warrant Agent with an opinion of counsel for Kyivstar (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a “cashless basis” in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the Common Shares issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of Kyivstar and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 7.4.2, for the avoidance of doubt, unless and until all of the Warrants have been exercised or have expired, Kyivstar shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

7.4.2. Cashless Exercise at Kyivstar’s Option. If the Common Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Kyivstar may, at its option, (i) require holders of Warrants who exercise Warrants to exercise such Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act as described in subsection 7.4.1 and (ii) in the event Kyivstar so elects, Kyivstar shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Common Shares issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary, and (y) use its commercially reasonable efforts to register or qualify for sale the Common Shares issuable upon exercise of the Warrants under applicable blue sky laws to the extent an exemption is not available.

7.4.3. Notwithstanding the foregoing, if at any time pursuant to this Agreement the Warrants may be exercised on a “cashless basis” pursuant to this Section 7.4, the exercise of the Warrants must be completed pursuant to subsection 3.3.1(b) hereof.

8. Concerning the Warrant Agent and Other Matters.

8.1. Payment of Taxes. Kyivstar shall from time to time promptly pay all taxes and charges that may be imposed upon Kyivstar or the Warrant Agent in respect of the issuance or delivery of Common Shares upon the exercise of the Warrants, but Kyivstar shall not be obligated to pay any transfer taxes in respect of the Warrants or the Common Shares.

8.2. Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to Kyivstar. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, Kyivstar shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If Kyivstar shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by Kyivstar), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at Kyivstar’s cost. Any successor Warrant Agent, whether appointed by Kyivstar or by such court, shall be a corporation or other entity organized and existing under the laws of the State of New York, in good standing and having its principal office in the United States of America, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of Kyivstar, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent Kyivstar shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, Kyivstar shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Shares not later than the effective date of any such appointment.

8.2.3. Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3. Fees and Expenses of Warrant Agent.

8.3.1. Remuneration. Kyivstar shall pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2. Further Assurances. Kyivstar agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4. Liability of Warrant Agent.

8.4.1. Reliance on Kyivstar Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by Kyivstar prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Executive Chairman, Chief Executive Officer, Chief Financial Officer, General Counsel, Secretary or other principal officer of Kyivstar and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith. Kyivstar agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, out-of-pocket costs and reasonable outside counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct, fraud or bad faith.

8.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by Kyivstar of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Common Shares shall, when issued, be valid and fully paid and nonassessable.

8.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to Kyivstar with respect to Warrants exercised and concurrently account for, and pay to Kyivstar, all monies received by the Warrant Agent for the purchase of Common Shares through the exercise of the Warrants.

8.6. [Reserved].

9. Miscellaneous Provisions.

9.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, Kyivstar or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on Kyivstar shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by Kyivstar with the Warrant Agent), as follows:

Kyivstar Group Ltd.
Index Tower, Unit 517
DIFC (Dubai International Financial Center), United Arab Emirates
Attention: Executive Chair

with a copy to (which shall not constitute notice):

Latham & Watkins (London) LLP
99 Bishopsgate
London EC2M 3XF
United Kingdom
Attention: Nick Cline and Jennifer Gascoyne

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by Kyivstar to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with Kyivstar), as follows:

Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department

9.3. Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York. Subject to applicable law, Kyivstar hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Kyivstar hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 9.3. If any action, the subject matter of which is within the scope of the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

9.4. Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person, corporation or other entity other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the United States of America, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

9.6. Counterparts; Electronic Signatures. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

9.7. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8. Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of (i) curing any ambiguity or correcting any mistake, including conforming the provisions hereof to the description of the terms of the Warrants and this Agreement set forth in the Prospectus, or defective provision contained herein, (ii) removing or reducing Kyivstar’s ability to redeem the Warrants, or (iii) adding or changing any provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the Registered Holders under this Agreement in any material respect. This Agreement may be amended by the parties hereto with the vote or written consent of the Registered Holders of at least 50% of then outstanding Warrants to allow for the Warrants to be or continue to be, as applicable, classified as equity in Kyivstar’s financial statements. All other modifications or amendments, including any modification or amendment to increase the Warrant Price or shorten the Exercise Period, with respect to the terms of the Warrants or any provision of this Agreement with respect to the Warrants, shall require the vote or written consent of the Registered Holders of at least 50% of then outstanding Warrants. Notwithstanding the foregoing, Kyivstar may lower the Warrant Price or extend the duration of the Exercise Period pursuant to and in accordance with Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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Exhibit A Form of Warrant Certificate
Exhibit B Legend – Loan Warrants

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COHEN CIRCLE ACQUISITION CORP. I

By:	/s/ Betsy Z. Cohen
	Name:	Betsy Z. Cohen
	Title:	President and Chief Executive Officer

By:	/s/ R. Maxwell Smeal
	Name:	R. Maxwell Smeal
	Title:	Chief Financial Officer and Secretary

[Signature Page to Warrant Agreement]

KYIVSTAR GROUP LTD.

By:	/s/ Kaan Terzioğlu
	Name:	Kaan Terzioğlu
	Title:	Director

[Signature Page to Warrant Agreement]

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Henry Farrell
	Name:	Henry Farrell
	Title:	Vice President

[Signature Page to Warrant Agreement]

WRITTEN CONSENT OF SPONSOR AND CANTOR

Section 9.8 of the Original Warrant Agreement provides that all modifications or amendments to the Placement Warrants, or to the Original Warrant Agreement related to the Placement Warrants, require the written consent of Sponsor and Cantor. By execution and delivery hereof, Sponsor and Cantor hereby consent in writing, as required by the Original Warrant Agreement, to (i) the cancellation and forfeiture of their respective Placement Warrants for no consideration, pursuant to and as effected by the Sponsor Agreement, effective as of the time and date set forth therein, and (ii) the amendment of the Original Warrant Agreement contemplated by this Agreement.

SPONSOR:	COHEN CIRCLE SPONSOR I, LLC

	By:	/s/ Betsy Z. Cohen
		Name:	Betsy Z. Cohen
		Title:	Manager

CANTOR:	CANTOR FITZGERALD & CO.

	By:	/s/ David Batalion
		Name:	David Batalion
		Title:	Managing Director

EXHIBIT A

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW

Kyivstar Group Ltd.
an exempted company limited by shares, incorporated and existing under the laws of Bermuda
CUSIP [·]

Warrant Certificate

This Warrant Certificate certifies that [·], or registered assigns, is the registered holder of [·] warrant(s) (the “Warrants” and each, a “Warrant”) to purchase common shares, $0.01 par value (“Common Shares”), of Kyivstar Group Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Assignment and Assumption and Amendment and Restatement of Warrant Agreement, dated as of [·], 2025 (as amended from time to time, the “Warrant Agreement”), to receive from Kyivstar that number of fully paid and nonassessable Common Shares as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable Common Share. Fractional shares shall not be issued upon exercise of any Warrant. If, upon the exercise of Warrants, a holder would be entitled to receive a fractional interest in a Common Share, Kyivstar shall, upon exercise, round down to the nearest whole number the number of Common Shares to be issued to the Warrant holder. The number of Common Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

The initial Exercise Price per one Common Share for any Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void. The Warrants may be redeemed, subject to certain conditions, as set forth in the Warrant Agreement.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

KYIVSTAR GROUP LTD.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
AS WARRANT AGENT

By:
Name:
Title:

[Form of Warrant Certificate]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive [·] Common Shares and are issued or to be issued pursuant to an Assignment and Assumption and Amendment and Restatement of Warrant Agreement, dated as of [·], 2025 (as amended from time to time, the “Warrant Agreement”), duly executed and delivered by Kyivstar Group Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda, to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, Kyivstar and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder, respectively) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to Kyivstar. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of Election to Purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby, the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the issuance of the Common Shares to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Common Shares is current, except through “cashless exercise” as provided for in the Warrant Agreement or if another exemption from registration is available.

The Warrant Agreement provides that upon the occurrence of certain events the number of Common Shares issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a Common Share, Kyivstar shall, upon exercise, round down to the nearest whole number of Common Shares to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

Kyivstar and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither Kyivstar nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of Kyivstar.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive [·] Common Shares and herewith tenders payment for such Common Shares to the order of Kyivstar Group Ltd., an exempted company limited by shares, incorporated and existing under the laws of Bermuda (the “Company”) in the amount of $[·] in accordance with the terms hereof. The undersigned requests that a certificate for such Common Shares be registered in the name of [·], whose address is [·] and that such Common Shares be delivered to [·] whose address is [·]. If said number of Common Shares is less than all of the Common Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Shares be registered in the name of [·], whose address is [·] and that such Warrant Certificate be delivered to [·], whose address is [·].

In the event that a Warrant is to be exercised on a “cashless basis” as required by Kyivstar pursuant to Section 6.1 of the Warrant Agreement, the number of Common Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) of the Warrant Agreement.

In the event that the Warrant is a Loan Warrant that is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of Common Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event a Warrant to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Common Shares that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Common Shares that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Common Shares. If said number of Common Shares is less than all of the Common Shares purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Shares be registered in the name of [·], whose address is [·] and that such Warrant Certificate be delivered to [·], whose address is [·].

[Signature Page Follows]

Date: [●]

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THAT CERTAIN SPONSOR AGREEMENT DATED MARCH 17, 2025 (AS AMENDED FROM TIME TO TIME, THE “SPONSOR AGREEMENT”), BY AND AMONG KYIVSTAR GROUP LTD., AN EXEMPTED COMPANY LIMITED BY SHARES, INCORPORATED AND EXISTING UNDER THE LAWS OF BERMUDA ( “KYIVSTAR”), COHEN CIRCLE SPONSOR I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, COHEN CIRCLE ADVISORS I, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN THE RECITALS OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN THE SPONSOR AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND HAVE NOT RECEIVED APPROVAL FROM EITHER THE BERMUDA MONETARY AUTHORITY OR THE REGISTRAR OF COMPANIES IN BERMUDA AND NO STATEMENT TO THE CONTRARY, EXPLICIT OR IMPLICIT IS AUTHORISED TO BE MADE IN THIS REGARD. THE SECURITIES MAY BE OFFERED OR SOLD IN BERMUDA ONLY IN COMPLIANCE WITH THE PROVISIONS OF THE INVESTMENT BUSINESS ACT 2003 OF BERMUDA AND THE EXCHANGE CONTROL ACT 1972 OF BERMUDA AND REGULATIONS THEREUNDER.

THE BERMUDA MONETARY AUTHORITY IN ITS POLICY DATED JUNE 1, 2005 PROVIDES THAT WHERE ANY EQUITY SECURITIES OF A BERMUDA COMPANY ARE LISTED ON AN APPOINTED STOCK EXCHANGE (NASDAQ IS SUCH AN EXCHANGE), GENERAL PERMISSION IS GIVEN FOR THE ISSUE AND SUBSEQUENT TRANSFER OF ANY SECURITIES OF THE COMPANY (WHICH INCLUDES THE SHARES ISSUABLE UPON EXERCISE HEREOF) FROM AND/OR TO A NON- RESIDENT OF BERMUDA, FOR AS LONG AS ANY EQUITY SECURITIES OF THE COMPANY REMAIN SO LISTED.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND COMMON SHARES OF KYIVSTAR ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY KYIVSTAR.